Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-215509) of Colony Capital, Inc (formerly known as Colony NorthStar, Inc.) pertaining to the 2014 Omnibus Stock Incentive Plan;

(2)
Registration Statement (Form S-3 ASR No. 333-215506) of Colony Capital, Inc (formerly known as Colony NorthStar, Inc.) pertaining to the registration of its class A common stock, preferred stock, depositary shares, warrants, and rights; and

(3)	Registration Statement (Form S-8 No. 333-197104-01) of Colony Capital, Inc (formerly known as Colony NorthStar, Inc.) pertaining to the 2014 Omnibus Stock Incentive Plan;

of our report dated March 1, 2019 (except for the effects of presenting the industrial portfolio and related management platform as discontinued operations as described in Notes 1, 2, 10 and 18, as to which the date is December 23, 2019), with respect to the consolidated financial statements of Colony Capital, Inc. included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Los Angeles, California
January 10, 2020